EXHIBIT 99.1

AGREEMENT

     This will confirm the agreement of each of the undersigned to the withdrawal of Mr. Jorge G. Pereira, Hofin Anstalt, Alauda Investments Ltd., Bikala Holdings, Ltd., and Argali [BVI] Limited from the “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Each of the undersigned acknowledges and agrees that each shall be solely responsible for any filing obligation under the Section 13 of the Exchange Act. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

Dated as of January 20, 2004

HOFIN ANSTALT

/s/Jorge G. Pereira

By: Jorge G. Pereira
Title: President

ALAUDA INVESTMENTS LTD.

/s/Jorge G. Pereira

By: Jorge G. Pereira
Title: Director

BIKALA HOLDINGS LTD.

/s/Jorge G. Pereira

By: Jorge G. Pereira
Title: Director

ARGALI (BVI) LIMITED

/s/Chiquita G.M. Harding

By: Chiquita G.M. Harding
Title: President